Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-196694) and in the Registration Statements on Form S-8 (Nos. 333-198655, 333-184397, 333-147914, 333-156093, 333-202546, 333-202547) of Rio Tinto Plc and Rio Tinto Ltd of our report dated 1 March 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Melbourne, Australia

2 March 2017	2 March 2017